                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 06/30/01
                                                    DETERMINATION DATE: 07/11/01
                                                     DISTRIBUTION DATE: 07/16/01
                                                                               2

====================================================================================================================================
                                     ORIGINAL       BEGINNING                                CURRENT                     ENDING
                      CERTIFICATE   CERTIFICATE    CERTIFICATE                              REALIZED       TOTAL       CERTIFICATE
 CLASS        CUSIP      RATE         BALANCE        BALANCE      INTEREST     PRINCIPAL      LOSS     DISTRIBUTION      BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  A-1       60935FAP5  6.40500%    54,493,000.00      0.00          0.00          0.00        0.00         0.00           0.00
Factors per
 Thousand                                                        0.00000000    0.00000000               0.00000000     0.00000000
------------------------------------------------------------------------------------------------------------------------------------
  A-2       60935FAQ3  6.20000%    19,745,000.00      0.00          0.00          0.00        0.00         0.00           0.00
Factors per
 Thousand                                                        0.00000000    0.00000000               0.00000000     0.00000000
------------------------------------------------------------------------------------------------------------------------------------
  A-3       60935FAR1  6.21500%    29,277,000.00      0.00          0.00          0.00        0.00         0.00           0.00
Factors per
 Thousand                                                        0.00000000    0.00000000               0.00000000     0.00000000
------------------------------------------------------------------------------------------------------------------------------------
  A-4       60935FAS9  6.51500%    23,496,000.00  12,133,974.38   65,877.37   1,020,043.32    0.00     1,085,920.69   11,113,931.06
Factors per
 Thousand                                                        2.80376958   43.41348825               46.21725783   473.01374957
------------------------------------------------------------------------------------------------------------------------------------
  A-5       60935FAT7  7.17000%    17,989,000.00  17,989,000.00  107,484.28       0.00        0.00      107,484.28    17,989,000.00
Factors per
 Thousand                                                        5.97500028    0.00000000               5.97500028    1000.00000000
------------------------------------------------------------------------------------------------------------------------------------
   B        60935FAW0  8.40000%    13,500,000.00  13,017,153.88   91,120.08    809,784.63     0.00      900,904.71    12,207,369.25
Factors per
 Thousand                                                        6.74963556   59.98404667               66.73368222   904.24957407
------------------------------------------------------------------------------------------------------------------------------------
  M-1       60935FAU4  7.27000%    22,500,000.00  19,817,746.30  120,062.51    671,081.13     0.00      791,143.64    19,146,665.17
Factors per
 Thousand                                                        5.33611156   29.82582800               35.16193956   850.96289644
------------------------------------------------------------------------------------------------------------------------------------
  M-2       60935FAV2  7.49500%    19,000,000.00  16,734,985.77  104,523.93    566,690.74     0.00      671,214.67    16,168,295.03
Factors per
 Thousand                                                        5.50125947   29.82582842               35.32708789   850.96289632
------------------------------------------------------------------------------------------------------------------------------------
POOL I                            200,000,000.00  79,692,860.33  489,068.17   3,067,599.82    0.00     3,556,667.99   76,625,260.51
Totals                                                           2.44534085   15.33799910               17.78333995   383.12630255
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
  GP           n/a     0.00000%        0.00           0.00          0.00          0.00        0.00         0.00           0.00
Factors per
 Thousand
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
 Totals                           200,000,000.00  79,692,860.33  489,068.17   3,067,599.82    0.00     3,556,667.99   76,625,260.51
====================================================================================================================================

Wells Fargo Bank                                                 SHELLEY LAUFFER
11000 Broken Land Parkway                                    PHONE: 410-884-2169
Columbia, Maryland  21044                                      FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 06/30/01
                                                    DETERMINATION DATE: 07/11/01
                                                     DISTRIBUTION DATE: 07/16/01
                                                                               2

================================================================================


                             Certificate Information

                         Current Interest    Carry Forward
                            Requirement         Amount

                 A-1          0.00               0.00
                 A-2          0.00               0.00
                 A-3          0.00               0.00
                 A-4       65,877.37             0.00
                 A-5       107,484.28            0.00
                   B       91,120.08             0.00
                 M-1       120,062.51            0.00
                 M-2       104,523.93            0.00



               Applied Realized     Unpaid Realized     Interest Shortfall
                 Loss Amount          Loss Amount       Carryforward Amount


  A                 0.000%               0.000%              0.00
  B                 0.000%               0.000%              0.00
  M                 0.000%               0.000%              0.00

================================================================================

Wells Fargo Bank                                                 SHELLEY LAUFFER
11000 Broken Land Parkway                                    PHONE: 410-884-2169
Columbia, Maryland  21044                                      FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 06/30/01
                                                    DETERMINATION DATE: 07/11/01
                                                     DISTRIBUTION DATE: 07/16/01
                                                                               2

===================================================================================================================================


                      SCHEDULE OF REMITTANCE
Aggregate Amount Received                         3,639,293.95         FEES
                                                                       Contingency Fee                            18,159.09
Monthly Advance (incl. Comp Int.)                     9,072.10         Expense Account                             2,656.43
Capitalized Interest Account Transfer                     0.00         FHA Premium Amount                          2,860.94
Pre-funding Account Transfer                              0.00         Servicer Fee                               18,159.09
Amount Withdrawn from the Certificate Account             0.00
(Unreimbursed Monthly Advance)                            0.00
(Servicer Fee)                                      (18,159.09)
(Contingency Fee)                                   (18,159.09)        PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
(Late Charges)                                      (26,984.60)            3/01                  4/01                 5/01
(Escrow)                                            (22,877.91)            ----                  ----                 ----
                                                --------------            13.798%              13.799%              13.795%
                                                    (77,108.59)

AVAILABLE REMITTANCE AMOUNT                       3,562,185.36
                                                ==============


             ------------------------------------------      ----------------------------------------------------------------------
EXHIBIT O     Outstanding Balance        85,096,289.64          DELINQUENT INFOR.      # LOANS         AMOUNT        PERCENTAGE
             ------------------------------------------      ----------------------------------------------------------------------
                   # Accounts                    4,247       Delinquent 1-29 Days        479        8,976,718.65       10.55%
             ------------------------------------------      Delinquent 30-59 Days        91        1,556,573.70        1.83%
                                                             Delinquent 60-89 Days        45          802,352.15        0.94%
                                                             Delinquent 90 and over       31          676,966.85        0.80%
                                                             Loans in Foreclosure         10          427,792.95        0.50%
                                                             REO Property                  1          104,569.17        0.12%
                                                                                    -----------------------------------------------
                                                             TOTALS                      657       12,544,973.47       14.74%
                                                             ----------------------------------------------------------------------

===================================================================================================================================

Wells Fargo Bank                                                 SHELLEY LAUFFER
11000 Broken Land Parkway                                    PHONE: 410-884-2169
Columbia, Maryland  21044                                      FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 06/30/01
                                                    DETERMINATION DATE: 07/11/01
                                                     DISTRIBUTION DATE: 07/16/01
                                                                               2

================================================================================
                             COLLATERAL INFORMATION

Accelerated Principal Distribution                                    0.00
Adjusted Mortgage Interest Rate                                     12.255
Aggregate Beginning Principal Balance of Loans               88,078,872.46
Aggregate Ending Principal Balance of Loans                  85,096,289.64
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.              2,860.94
Available Maximum Suboridination Amount                       7,604,173.00
Compensating Interest                                                19.67
Curtailments                                                     69,202.28
Excess and Monthly Payments                                     270,738.20
FHA Claims Filed                                                      0.00
FHA Claims Paid                                                       0.00
FHA Claims Pending                                               38,841.44
FHA Payments Denied                                                   0.00
FHA and Related Payments Received                                     0.00
GP Remittance Amount Payable                                          0.00
Interest Received                                             1,003,086.59
Payments and Reimbursments to the Servicers pursuant to:
   section 4.04 (b)                                                   0.00
   section 4.04 (c)                                                   0.00
   section 4.04 (d)ii                                                 0.00
   section 4.04 (e)                                             189,366.25
   section 4.04 (f)I                                             36,318.18
Principal Prepayments (Number / Amount)             104       2,225,006.82
Realized Losses (Current / Cumulative)       417,635.52      23,678,884.67
Reimbursable Amount                                                   0.00
Reserve Amount                                                  189,366.25
Specified Subordinated Amount                                 9,190,399.28
Spread Amount                                                 8,471,029.13
WAC                                                                13.795%
WAM                                                                188.116
Weighted Average Adjusted Mortgage Loan Remittance Rate
   for class  AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 &M-2             7.405%

TRIGGER EVENT CALCULATION
1.  (i) Exceeds 50% of (ii)                            NO
      (i)  Sixty-day Delinquency Ratio                               2.36%
      (ii) Senior Enhancement Percentage                            64.95%

2. Both(a) and (b) occur                               NO
    (a)    Either (x) or (y) occur                                      NO
    (x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or     2.05%
    (y) The Cumulative Realized Losses exceeds $28,200,000   23,678,884.67
    and (b) either (x) or (y)                                          YES
    (x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15%  or       2.05%
    (y) The Cumulative Realized Losses exceed $9,400,000     23,678,884.67

   IF 1) OR 2) IS "YES" THEN TRIGGER EVENT IS IN EFFECT         NO

================================================================================

Wells Fargo Bank                                                 SHELLEY LAUFFER
11000 Broken Land Parkway                                    PHONE: 410-884-2169
Columbia, Maryland  21044                                      FAX: 410-884-2372